Bank of Hawaii Corporation first quarter 2021 financial report April 26, 2021 Exhibit 99.2 this presentation, and other statements made by the Company in connection with it, may contain forward-looking statements concerning, among other things, forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations. we have not committed to update forward-looking statements to reflect later events or circumstances. disclosure 2 forward-looking statements

3

unemployment experience & forecast 4 source: UHERO Hawaii unemployment rate economic forecast source: UHERO Hawaii unemployment rate 5

economic forecast source: UHERO 6

Hawaii real estate market Oahu market indicators – 2021 vs 2020 7 source: Honolulu Board of Realtors, compiled from MLS data daily arrivals total passenger count* 8 *source: Department of Business, Economic Development, and Tourism, excluding from Canada 10/15: launch of Safe Travels program

COVID-19 cases 9 source: Washington Post as of 4/22/21

COVID-19 vaccinations 10 source: Washington Post as of 4/22/21, percents are calculated for population age 16 and older U.S. overall 26.9%

Q1 financial update

12 $1.3 B of growth primarily driven by core customers 1Q deposit growth $ in millions growing low cost deposits 13 continuing to build very low cost funding to mitigate impact of higher rates $ in millions strong liquidity $ in millions 14 deposit growth conservatively allocated into balanced mix of asset classes large increase in cash supports liquidity, provides funding for loan and investment growth, and can be deployed to support NII and NIM financial summary $ in millions, except per share amounts 15 note: numbers may not add up due to rounding controlled expenses $ in millions 16 2019 – 2021 CAGR of expenses of 1.1% adjusting for extraordinary items incentive compensation reduced in 2020 to support reserve provisioning and restored to normal levels for 2021 1Q 2020 extraordinary items include $4.7 million of separation expense 1Q 2021 extraordinary items include $1.9 million contactless card rollout and $1.8 million of separation expense related to VSIP performance metrics 17

18 strong risk-based capital, well in excess of required minimums tier 1 capital CET 1 total capital fortress capital position 10.0% 10.0%

1Q credit update

loan portfolio excluding PPP 20 40% commercial 70% real estate secured wtd avg LTV 56% 63% w/ BOH ≥ 10 yrs avg balance $0.5 MM CRE C&I residential mortgage home equity auto leasing other construction 60% consumer 84% real estate secured wtd avg LTV 56% 56% w/ BOH ≥ 10 yrs 78% of portfolio secured with quality real estate with combined weighted average loan to value of 56% note: excludes $745 MM in PPP loan balances customer relief update 85% decline from June 30, 2020 21 15.7% 13.0% 4.1% 2.7% 92% secured credit quality $ in millions 22 * 56% of total criticized in CRE with 58% wtd avg LTV reserve trend $ in millions 23 allowance for credit losses

other highlights

furthering our digital future 25 Digital One investment new digital options and services highly intuitive and functionally rich experiences low-code implementation to accelerate speed to market highly scalable and configurable platform that will grow with the bank’s need over time SimpliFi by Bank of Hawaii make the ways people access, engage, and manage money really, truly simple empower customers with tools and information to make better financial choices provide simple self-service tools and access to local experts to prosper creating the always open, ubiquitous branch of the future accessible at your fingertips supporting our customers 26 contactless cards live chat

commitment to future growth 27 2,022 FTE annual innovation expense digital environment digital marketing data analytics customer experience IT capacity build operational efficiency annual innovation expense plus other IT project annual expense annual innovation expense $ in millions

Q & A

Bank of Hawaii Corporation first quarter 2021 financial report April 26, 2021 appendix

funding opportunities loan to deposit ratio compared with peers note: S&P Regional Bank Index excluding banks greater than $50B strong liquidity to fund continued growth 31

32 note: historical dividends adjusted for stock splits. Financial Crisis recession recession COVID-19 unbroken history of dividends

33 92% secured with 63% weighted average LTV as of 3/31/21 consumer relief $51 million (0.4%) 680 wtd avg FICO 28% wtd avg DTI 62% wtd avg CLTV 714 wtd avg FICO 17% <700 FICO / >70% CLTV 63% wtd avg LTV 764 wtd avg FICO 7% <700 FICO / >70% LTV * indirect excludes recourse loans ($0.3MM) **other includes direct installment loans and auto lease. origination FICO used for auto lease.

34 92% secured with 47% weighted average LTV as of 3/31/21 90% continue to pay interest commercial relief $271 million (2.2%) $1.7MM secured with 54% wtd avg LTV $0.5 MM avg loan 47% wtd avg LTV 81% ≤ 65% LTV $4.2MM avg loan high risk industries $1,612 million (13%) / $1,368 million (11%) excluding PPP 35 retail $704 million (6%) – excluding PPP 36 93% real estate secured 56% wtd avg LTV average exposure $3.7 MM largest exposure $40 MM 64% of portfolio has an LTV ≤ 65% 97.8% is secured or has essential anchor 0.0% unsecured and deferred 100% secured or paying interest lodging $505 million (4%) – excluding PPP 37 79% real estate secured 51% wtd avg LTV average exposure $9.6 MM largest exposure $40 MM 80% of portfolio has an LTV ≤ 65% 92% of unsecured outstandings to global hotel and timeshare brands 0.1% unsecured and deferred 99.9% secured or paying interest restaurant / entertainment $159 million (1%) – excluding PPP 38 39% real estate secured 65% wtd avg LTV average exposure $1.7 MM largest exposure $27.9 MM 42% of portfolio has an LTV ≤ 65% $7.3 MM unsecured and deferred average exposure $0.4 MM 99.9% secured or paying interest